UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 5, 2022

EVgo Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39572	85-2326098
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

11835 West Olympic Boulevard, Suite 900E Los Angeles, California	90064
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (877) 494-3833

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Shares of Class A common stock, $0.0001 par value	EVGO	Nasdaq Global Select Market
Redeemable warrants, each whole warrant exercisable for one share of Class A common stock at an exercise price of $11.50	EVGOW	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 5, 2022, EVgo Inc. (the “Company”) announced the appointment of Dennis Kish as its Chief Operating Officer, effective January 1, 2022.

Mr. Kish, age 58, brings to his new position more than 30 years of experience in the technology and infrastructure industries. Mr. Kish most recently served as Chief Operating Officer of Taoglas USA, Inc. (“Taoglas”), a provider of Internet of Things (IOT) solutions, from February 2020 to May 2021, and as its President from February 2019 to February 2020.  Prior to this, Mr. Kish held executive positions at Google Fiber, serving as President from April 2016 to July 2017, and as Vice President from July 2014 to April 2016. After Google Fiber, Mr. Kish evaluated other opportunities before joining Taoglas in February 2019. Mr. Kish holds a B.S. in Electrical Engineering from Michigan State University.

Mr. Kish and the Company have entered into an employment agreement (the “Employment Agreement”) pursuant to which Mr. Kish will earn an annual base salary of $375,000 and be eligible for a target annual bonus of 75% of his base salary.  Payment of the annual bonus will be at the discretion of the Board or the Compensation Committee, which shall consider Mr. Kish’s performance and the performance of the Company.  Mr. Kish will also receive a grant of restricted stock units with a value of approximately $875,000 on the date of grant, which shall be subject to a three-year vesting schedule, with one-third vesting on each of anniversary of the grant date.  Additionally, Mr. Kish will be eligible to participate in the Company’s employee and executive benefit plans and programs as the Company may from time-to-time offer to its executives.

Under the terms of the Employment Agreement, upon a termination without cause or a resignation for good reason, Mr. Kish will continue to receive an amount equal to six months’ base salary, paid over the six months following such termination of employment in accordance with the Company’s regular payroll practices, which shall be in addition to any unpaid base salary and annual bonus earned through the date of termination.  The Employment Agreement prohibits Mr. Kish from competing with the Company or soliciting any customers or employees during the term of his employment and continuing for a period of two years following any termination of employment.

The selection of Mr. Kish as an officer of the Company was not made pursuant to any arrangement or understanding with any other person. There are no family relationships between Mr. Kish and any director or executive officer of the Company and Mr. Kish does not have any direct or indirect material interest in any transaction or proposed transaction required to be reported under Item 404(a) of Regulation S-K.

Item 7.01. Regulation FD Disclosure

On January 5, 2022, the Company issued a press release announcing the appointment of Mr. Kish.  A copy of the press release is furnished here as Exhibit 99.1.

The information in this Item 7.01, including Exhibit 99.1, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
99.1	Press Release, dated January 5, 2022.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EVgo Inc.

Date: January 5, 2022	By:	/s/ Olga Shevorenkova
	Name:	Olga Shevorenkova
	Title:	Chief Financial Officer
(Principal Financial Officer)

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